EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report (Form 10-K) of Community Bancorp. of our report dated March 25, 2021 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2020.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-160875 and No. 333-214340) pertaining to the Community Bancorp Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-133631 and No. 333-212977) pertaining to the Community Bancorp Retirement Savings Plan of our report dated March 25, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated therein by reference, of Community Bancorp included in the Annual Report (Form 10‑K) for the year ended December 31, 2020.

Portland, Maine

March 25, 2021

Vermont Registration No. 92-0000278